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                                 Exhibit 23.1

                        CONSENT OF ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Covalent Group, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to S-3 Registration Statement of our report dated August 5, 1998 included in Covalent Group, Inc.'s Form 10-KSB/A Amendment No. 2 for the year ended December 31, 1997 and to all references to our Firm included in this Amendment No. 2 to S-3 Registration Statement.


                                      ARTHUR ANDERSEN LLP

                                      /s/ Arthur Andersen LLP



Philadelphia, Pa.,
August 13, 1998